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Exhibit 21.1

COMMONWEALTH REIT
SUBSIDIARIES OF THE REGISTRANT

4 Maguire Road Realty Trust (Nominee Trust)—(Massachusetts)

47 Harvard Street Real Estate Trust (Nominee Trust)—(Massachusetts)

ALPHA BT LLC—(Maryland)

ASA Properties Trust—(Maryland)

BD 33 Stiles Lane Property LLC—(Maryland)

Blue Dog Bookspan Properties LLC—(Delaware)

Blue Dog LLC—(Maryland)

Blue Dog Properties Trust—(Maryland)

Candler Associates, L.L.C.—(Maryland)

Candler Property Trust—(Maryland)

CW LA Properties Trust—(Maryland)

CW Nom LLC—(Delaware)

CW Wisconsin Avenue LLC—(Delaware)

CWH Vineyard Properties Trust—(Maryland)

First Associates LLC—(Maryland)

Hawaii 2x5 0 Properties Trust—(Maryland)

Hawaii Metamorphosis LLC—(Maryland)

Hawaii MMGD LLC—(Maryland)

Hawaii Phoenix Properties LLC—(Maryland)

Hawaii Soupson LLC—(Maryland)

Herald Square LLC—(Delaware)

Higgins Properties LLC—(Maryland)

HRPT Lenexa Properties Trust—(Maryland)

HRPT Medical Buildings Realty Trust (Nominee Trust)—(Massachusetts)

HRPT TRS, Inc.—(Delaware)

Hub Corporate Crossing Properties Trust—(Maryland)

Hub Corporate Crossing, LLC—(Delaware)

Hub Highridge, LLC—(Delaware)

Hub Madrone Properties LLC—(Delaware)

Hub Milwaukee Center Properties LLC—(Delaware)

Hub OEC Properties LLC—(Delaware)

Hub Realty Funding, Inc.—(Delaware)

Hub Acquisition Trust—(Maryland)

Hub Highridge Properties Trust—(Maryland)

Hub LA Limited Partnership—(Delaware)

Hub MA Realty Trust (Nominee Trust)—(Massachusetts)

Hub Mid-West LLC—(Maryland)

Hub Properties GA LLC—(Maryland)

Hub Properties Trust—(Maryland)

Indemnity Collection Corporation—(Delaware)

LTMAC Properties LLC—(Maryland)

MacarthurCook Industrial Property Fund—(Australia)

Masters Properties LLC—(Maryland)

MOB Realty Trust (Nominee Trust)—(Massachusetts)

Nine Penn Center Associates, L.P.—(Pennsylvania)

Nine Penn Center Properties Trust—(Maryland)

Orville Properties LLC—(Maryland)

Oscar Properties Trust—(Maryland)

Putnam Place Realty Trust (Nominee Trust)—(Massachusetts)

RFRI Properties LLC—(Maryland)

Robin 1 Properties LLC—(Maryland)

Rosedale Corporate Plaza Condominium, Inc.—(Minnesota)

Tanaka Properties LLC—(Maryland)

TedCal Properties LLC—(Maryland)

TSM Properties LLC—(Maryland)

University Avenue Real Estate Trust (Nominee Trust)—(Massachusetts)

Z&A Properties LLC—(Maryland)

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  Exhibit 21.1